Promissory Note - Page
                                 Promissory Note
Part  1.  Names
Borrower:
Network  Installation  Corp
18  Technology  Dr.
Irvine,  California  92618
Lender:
Dutchess  Private  Equities  Fund  LP
312  Stuart  St.,  3rd  Floor
Boston,  MA  02116
In this promissory note, the term Borrower refers to one or more borrowers. If there is more than one borrower, they agree to be jointly and severally liable. The term Lender refers to any person who legally holds this note, including a buyer in due course.
Part  2.  Promise  to  Pay
For value received, Borrower promises to pay Lender Seventy Five-Thousand Dollars ($75,000) as specified below.
Part  3.  Payment  Date
Borrower  will  pay the entire amount of principal on or before January 6, 2005.
Part  4.  Prepayment
Borrower  may  prepay  all  or  any  part  of  the  principal  without  penalty.
Part  5.  Security
This  is  an  unsecured  note.
Part  6.  Collection  Costs
If Lender prevails in a lawsuit to collect on this note, Borrower will pay Lender's costs and lawyer's fees in an amount the court finds to be reasonable.
Part  7.  Disputes
If a dispute arises, the parties will try in good faith to settle it through mediation conducted by Alan D Rose Jr. The parties will share the costs of the mediator equally. Each party will cooperate fully and fairly with the mediator and will attempt to reach a mutually satisfactory compromise to the dispute. If the dispute is not resolved within 30 days after it is referred to the mediator, it will be arbitrated by Alan D Rose Jr. Judgment on the arbitration award may be entered in any court that has jurisdiction over the matter. Costs of arbitration, including lawyers' fees, will be allocated by the arbitrator. Signature of Borrower

Dated:

By:  /s/ Michael Cummings
Network  Installation  Corp